                                                                      EXHIBIT 11

BANKATLANTIC BANCORP, INC.

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share computations.


                                                  For the Three Months Ended                    For the Nine Months Ended
                                                      September 30, 2000                            September 30, 2000
                                           -------------------------------------------   -------------------------------------------
                                             Class A         Class B         Total         Class A         Class B         Total
                                           ------------    ------------   ------------   ------------   ------------   ------------
(In thousands, except share data and
    percentages)
Basic Numerator
Actual dividends declared                  $        801    $        113   $        914   $      2,402   $        566   $      2,968
Basic allocation of  undistributed
  earnings from continuing operations               235              50            285          5,479          1,436          6,915
                                           ------------    ------------   ------------   ------------   ------------   ------------
Income from continuing operations                 1,036             163          1,199          7,881          2,002          9,883
Income from discontinued operations                 136              29            165            336             88            424
Income from extraordinary item                    3,265             701          3,966          5,894          1,538          7,432
                                           ------------    ------------   ------------   ------------   ------------   ------------
Net income                                 $      4,437    $        893   $      5,330   $     14,111   $      3,628   $     17,739
                                           ============    ============   ============   ============   ============   ============
BASIC DENOMINATOR
Weighted average shares outstanding          31,588,054       7,449,622                    31,544,733      9,088,013
                                           ============    ============                  ============   ============
Allocation percentage                             82.35%          17.65%                        79.25%         20.75%
                                           ============    ============                  ============   ============
Basic earnings per share                   $       0.14    $       0.12                  $       0.45   $       0.40
                                           ============    ============                  ============   ============
DILUTED NUMERATOR
Actual dividends declared                  $        801    $        113   $        914   $      2,402   $        566   $      2,968
                                           ------------    ------------   ------------   ------------   ------------   ------------
Basic allocation of  undistributed
  earnings from continuing operations               235              50            285          5,479          1,436          6,915
Reallocation of basic undistributed
  earnings due to change in allocation
  percentage                                         (1)              1             --            378           (378)            --
                                           ------------    ------------   ------------   ------------   ------------   ------------
Diluted allocated undistributed earnings
  from continuing operations                        234              51            285          5,857          1,058   $      6,915
                                           ------------    ------------   ------------   ------------   ------------   ------------
Interest expense on convertible debt                 --              --             --          3,303            597          3,900
                                           ------------    ------------   ------------   ------------   ------------   ------------
Diluted income from continuing operations         1,035             164          1,199         11,562          2,221         13,783
Diluted income from discontinued
  operations                                        135              30            165            364             60            424
Diluted income from extraordinary item            3,250             716          3,966          6,295          1,137          7,432
                                           ------------    ------------   ------------   ------------   ------------   ------------
Net income                                 $      4,420    $        910   $      5,330   $     18,221   $      3,418   $     21,639
                                           ============    ============   ============   ============   ============   ============
DILUTED DENOMINATOR
Basic weighted average shares
 outstanding                                 31,588,054       7,449,622                    31,544,733      9,088,013
Convertible debentures                               --              --                    16,107,909             --
Options                                         134,341         236,780                        50,103        387,469
                                           ------------    ------------                  ------------   ------------
Diluted weighted average
  shares outstanding                         31,722,395       7,686,402                    47,702,745      9,475,482
                                           ============    ============                  ============   ============
Allocation percentage                             81.95%          18.05%                        84.70%         15.30%
                                           ============    ============                  ============   ============
Diluted earnings per share                 $       0.14    $       0.12                  $       0.38   $       0.36
                                           ============    ============                  ============   ============


                                                                      EXHIBIT 11
BANKATLANTIC BANCORP, INC.

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share computations. (In thousands, except share data and percentages)


                                                                                                For the              For the
                                                                                              Three Months          Nine Months
                                                                                                  Ended                Ended
                                                                                            September 30, 2001   September 30, 2000
                                                                                            ------------------   ------------------
BASIC EARNINGS PER SHARE                                                                       $                    $
Net income before cumulative effect of a change in accounting principle                               5,344               20,774
Basic weighted average number of common shares outstanding                                     $ 43,378,684           38,839,248
                                                                                               ------------           ----------
Basic earning per share before cumulative effect of a change in accounting principle           $       0.12         $       0.53
                                                                                               ============         ============
Extraordinary item, net of taxes                                                               $       (253)        $       (253)
Basic weighted average number of common shares outstanding                                     $ 43,378,684           38,839,248
                                                                                               ------------           ----------
Basic earning per share from cumulative effect of a change in accounting principle             $       0.00         $       0.00
                                                                                               ============         ============
Cumulative effect of a change in accounting principle                                          $         --         $      1,138
Basic weighted average number of common shares outstanding                                       43,378,684           38,839,248
                                                                                               ------------           ----------
Basic earning per share from cumulative effect of a change in accounting principle             $         --         $       0.03
                                                                                               ============         ============
Net income                                                                                     $      5,091         $     21,659
Basic weighted average number of common shares outstanding                                     $ 43,378,684         $ 38,839,248
                                                                                               ------------           ----------
Basic earnings per share                                                                       $       0.12         $       0.56
                                                                                               ============         ============
DILUTED EARNINGS PER SHARE
Net income before cumulative effect of a change in accounting principle                        $      5,344         $     20,774
Interest expense on convertible debentures                                                              902                2,954
                                                                                               ------------           ----------
Income available after assumed conversion                                                      $      6,246         $     23,728
                                                                                               ------------           ----------

Basic weighted average shares outstanding                                                        43,378,684           38,839,248
Convertible debentures                                                                           11,207,694           12,439,462
Options                                                                                           2,422,698            1,731,961
                                                                                               ------------           ----------
Diluted weighted average shares outstanding                                                      57,009,076           53,010,671
                                                                                               ------------           ----------
Diluted earnings per share before cumulative effect of a change in accounting principle        $       0.11         $       0.45
                                                                                               ============         ============
Extraordinary item, net of taxes                                                               $       (253)        $       (253)
Diluted weighted average shares outstanding                                                      57,009,076           53,010,671
                                                                                               ------------           ----------
Diluted earnings per share before cumulative effect of a change in accounting principle        $      (0.00)        $      (0.01)
                                                                                               ============         ============
Cumulative effect of a change in accounting principle                                          $         --         $      1,138
Diluted earnings per share before cumulative effect of a change in accounting principle        $ 57,009,076           53,010,671
                                                                                               ------------           ----------
Diluted earnings per share from cumulative effect of a change in accounting principle          $         --         $       0.02
                                                                                               ============         ============
Income available after assumed conversion                                                      $      5,993         $     24,613
Diluted weighted average shares outstanding                                                    $ 57,009,076           53,010,671
                                                                                               ------------           ----------
Diluted earnings per share                                                                     $       0.11         $       0.46
                                                                                               ============         ============






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